TRANSGLOBE ENERGY CORPORATION ANNOUNCES DIRECTOR/PDMR SHAREHOLDINGS

AIM & TSX: “TGL” & NASDAQ: “TGA”

Calgary, Alberta, March 21, 2019 - TransGlobe Energy Corporation (“TransGlobe” or the “Company”) announces that stock options (“Options”) were granted on March 20, 2019 to the President and Chief Executive Officer, the Vice President Finance and Chief Financial Officer, the Executive Vice President and the Vice President and Chief Operating Officer (collectively referred to as the “PDMRs”).

The Company has also granted Performance Share Units (“PSUs”) to the PDMRs in accordance with the Performance Share Unit Plan of the Company. No shares will be issued upon exercise or vesting of any of the share units as the instruments are settled in cash.

PDMR	Position	Type	Quantity Awarded	Exercise Price/Price of Grant ($Cdn)	Number Held Following Grant
Randy Neely	President and Chief Executive Officer	Option	270,674	$2.83	1,312,588
		PSU	128,594	$2.81	418,991
Lloyd Herrick	Executive Vice President	Option	239,987	$2.83	1,573,526
		PSU	114,015	$2.81	449,410
Edward Ok	Vice President Finance and Chief Financial Officer	Option	134,831	$2.83	265,266
		PSU	64,057	$2.81	156,165
Geoffrey Probert	Vice President and Chief Operating Officer	Option	161,798	$2.83	161,798
		PSU	76,868	$2.81	76,868

The notifications set out below are provided in accordance with the requirements of the EU Market Abuse Regulation.

Notification of a Transaction pursuant to Article 19(3) of Regulation (EU) No. 596/2014

1) Details of PDMR a) Name	Randy Neely	Lloyd Herrick	Edward Ok	Geoffrey Probert
2) Reason for the notification a) Position / status	President and Chief Executive Officer	Executive Vice President	Vice President Finance and Chief Financial Officer	Vice President and Chief Operating Officer
b) Initial notification / amendment	Initial notification	Initial notification	Initial notification	Initial notification
3) Details of the issuer a) Name	TransGlobe Energy Corporation	TransGlobe Energy Corporation	TransGlobe Energy Corporation	TransGlobe Energy Corporation
b) Legal Entity Identifier	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03
4) Details of transaction a) Description of financial instrument	Options	Options	Options	Options
b) Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c) Nature of the transaction	Grant of Options	Grant of Options	Grant of Options	Grant of Options
d) Price(s) and volume(s)	Price: Cdn $2.83 Volume: 270,674	Price: Cdn $2.83 Volume: 239,987	Price: Cdn $2.83 Volume: 134,831	Price: Cdn $2.83 Volume: 161,798
e) Aggregated information: i) Price ii) Volume	Price: $2.83 Cdn per Option Volume: 270,674 Options	Price: $2.83 Cdn per Option Volume: 239,987 Options	Price: $2.83 Cdn per Option Volume: 134,831 Options	Price: $2.83 Cdn per Option Volume: 161,798 Options
f) Date of the transaction	March 20, 2019	March 20, 2019	March 20, 2019	March 20, 2019
g) Place of Transaction	Outside a trading venue	Outside a trading venue	Outside a trading venue	Outside a trading venue

Notification of a Transaction pursuant to Article 19(3) of Regulation (EU) No. 596/2014

1) Details of PDMR a) Name	Randy Neely	Lloyd Herrick	Edward Ok	Geoffrey Probert
2) Reason for the notification a) Position / status	President and Chief Executive Officer	Executive Vice President	Vice President Finance and Chief Financial Officer	Vice President and Chief Operating Officer
b) Initial notification / amendment	Initial notification	Initial notification	Initial notification	Initial notification
3) Details of the issuer a) Name	TransGlobe Energy Corporation	TransGlobe Energy Corporation	TransGlobe Energy Corporation	TransGlobe Energy Corporation
b) Legal Entity Identifier	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03
4) Details of transaction a) Description of financial instrument	Performance Share Units	Performance Share Units	Performance Share Units	Performance Share Units
b) Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c) Nature of the transaction	Grant of PSUs	Grant of PSUs	Grant of PSUs	Grant of PSUs
d) Price(s) and volume(s)	Price: Cdn $2.81 Volume: 128,594	Price: Cdn $2.81 Volume: 114,015	Price: Cdn $2.81 Volume: 64,057	Price: Cdn $2.81 Volume: 76,868
e) Aggregated information: i) Price ii) Volume	Price: $2.81 Cdn per PSU Volume: 128,594 PSUs	Price: $2.81 Cdn per PSU Volume: 114,015 PSUs	Price: $2.81 Cdn per PSU Volume: 64,057 PSUs	Price: $2.81 Cdn per PSU Volume: 76,868 PSUs
f) Date of the transaction	March 20, 2019	March 20, 2019	March 20, 2019	March 20, 2019
g) Place of Transaction	Outside a trading venue	Outside a trading venue	Outside a trading venue	Outside a trading venue

About TransGlobe

TransGlobe Energy Corporation is a cash flow focused oil and gas exploration and development company whose current activities are concentrated in the Arab Republic of Egypt and Canada. TransGlobe’s common shares trade on the Toronto Stock Exchange and the AIM market of the London Stock Exchange under the symbol TGL and on the NASDAQ Exchange under the symbol TGA.

For further information, please contact: Investor Relations Telephone: +1 403.264.9888 Email: investor.relations@trans-globe.com Web site: http://www.trans-globe.com

TransGlobe Energy	Via FTI Consulting
Randy Neely, President and Chief Executive Officer
Eddie Ok, Chief Financial Officer

Canaccord Genuity (Nomad & Joint Broker)	+ 44 (0) 20 7523 8000
Henry Fitzgerald-O'Connor
James Asensio

GMP First Energy (Joint Broker)	+ 44 (0) 207 448 0200
Jonathan Wright

FTI Consulting (Financial PR)	+ 44 (0) 203 727 1000
Ben Brewerton	transglobeenergy@fticonsulting.com
Genevieve Ryan